UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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AMBASE CORPORATION
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AMBASE CORPORATION
NEWS RELEASE

For Release:  Immediately                                                              Contact: Shareholder Services          201-265-0169
AMBASE ANNOUNCES CHANGE IN ANNUAL MEETING VENUE

Coral Springs, FL. - May 19, 2020 - AmBase Corporation (the “Company” or “AmBase”) announced today that as a result of the current pandemic of the novel coronavirus (COVID-19), and the various preventative measures taken to alleviate the public health crisis, issued by local, state and federal authorities, the Company will be changing the location of the its upcoming 2020 Annual Meeting of Stockholders to the Delamar Greenwich Harbor Hotel, 500 Steamboat Rd, Greenwich, Connecticut 06830, from the previously announced location at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut. It should be noted that the time and date of the Company’s 2020 Annual Meeting of Stockholders remains unchanged as follows: commencement promptly at 9:00 AM Eastern Time, Thursday, June 4, 2020.

Due to considerations relating to COVID-19 we request that all attendees maintain appropriate social distancing and exit from the venue promptly upon conclusion of the meeting.

For further information see the 2020 Company’s Notice of Annual Meeting of Stockholders and Proxy Statement as filed with the Securities and Exchange Commission on March 25, 2020.